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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (Date of earliest event reported):            SEPTEMBER 1, 1999




                         HORIZON GROUP PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



        MARYLAND                      0-24123                   38-3407933
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)



77 WEST WACKER DRIVE, SUITE 4200
CHICAGO, ILLINOIS                                                60601
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code             (312) 917-8870

                                    No Change
          (Former name or former address, if changed since last report)


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Item 5.   OTHER EVENTS.

     On September 1, 1999, Horizon Group Properties, Inc. (the "Company") completed the transfer of its interests in the Bellport Outlet Center, located in Bellport, New York, to an affiliate of Prime Retail, Inc. HGP received $7.5 million in cash and approximately 95 acres of undeveloped land in Muskegon, Michigan in the transaction. The Company and Prime Retail, Inc. also reached an agreement on the settlement of other amounts due to the Company under the Working Capital Agreement entered into in connection with the merger of Prime Retail, Inc. and Horizon Group, Inc. The Company issued a press release on September 3, 1999, a copy of which is attached hereto as Exhibit 99.9.



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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.



          Number     Description
          ------     -----------

           99.9      Press Release issued by the Company on September 3, 1999
                         announcing the transfer of the Company's interests in the Bellport Outlet Center to Prime Retail, Inc.



                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HORIZON GROUP PROPERTIES, INC.
                              (Registrant)

Date: September 15, 1999
                              By:       /s/ Gary J. Skoien
                                        ------------------------
                              Name:     Gary J. Skoien
                              Title:    President and Chief Executive Officer




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                                  EXHIBIT INDEX



          Number     Description
          ------     -----------
          99.9       Press Release issued by the Company on September 3, 1999
                         announcing the transfer of the Company's interests in the Bellport Outlet Center to Prime Retail, Inc.